Exhibit 99.1

Health Insurance Innovations Acquires Significant Distributor

HII Enhances Growth Capability While Lowering Enterprise Risk

TAMPA, Jul 18, 2013 (GLOBE NEWSWIRE via COMTEX) — Health Insurance Innovations (NASDAQ:HIIQ) today announced the acquisition of Secured Health and Life (“Secured”), a leading health and life insurance marketer and an important distributor of Health Insurance Innovations (“HII”) products with a focus on short-term medical plans, lead management systems, and cutting edge call center technology.

“The acquisition of Secured is in line with our strategy to expand captive distribution channels of HII’s policies and to grow and enhance the efficiency of our non-owned call centers, wholesalers and licensed agent distributors,” said Mike Kosloske, President & CEO of HII.

This transaction is expected to produce a number of compelling benefits:

•

vertical integration with our largest distributor leading to immediate incremental profits which are expected to grow rapidly from approximately $3 million of earnings before tax attained by Secured in 2012,

•	reduced enterprise risk from enhanced control over the Company’s sales function,

•	addition of sales lead management expertise to maximize the number of new insurance policies produced by each dollar invested in sales leads, and

•	upside opportunities through technological and financial synergies.

“This acquisition creates synergy with our transaction with Ivan Spinner and TSG. Ivan Spinner will continue to introduce new call centers to HII. These independent call centers will enjoy lower lead costs and technology efficiencies from HII’s enhanced business platform. Secured’s experienced management will be a valuable addition to our expanding team by adding to our sales automation, lead management and software development capabilities,” Mike continued. “HII remains committed to growing organically. We continue to fully support non-owned call centers and licensed brokers and provide advance commissions as a means to assist in growing their core medical and ancillary policy volume.”

The Company believes these capabilities enhance its vertical business model in several ways. HII’s long-standing relationships with best-in-class carriers allow it to design innovative policies which are delivered through proprietary technology platforms. This transaction strengthens HII’s captive, wholesale and licensed broker distribution and will boost the efficiency of each sales channel through empirically-driven, proprietary lead management.

“Secured and HII have had a long and prosperous relationship, we are excited to be a part of the HII team and we are eager to dramatically increase sales while developing new distribution technology and lead management programs that will benefit HII and their family of call centers as well as individual agents,” said Joseph Safina, CEO of Secured.

The aggregate purchase price for Secured is $16.5 million, with $10 million paid in cash at closing and the remainder tied to future business growth. More details will be available in the Company’s Form 8-K.

Mr. Kosloske added, “The favorable pricing of the transaction will produce attractive near-term accretion and the deal structure creates strong incentives for ongoing growth. With the completion of this transaction, Health Insurance Innovations will be in a stronger operational position and will realize the net financial benefits in the near term.”

About Health Insurance Innovations, Inc.

Health Insurance Innovations creates customizable and affordable, high-quality health insurance products and supplemental services through partnerships with best-in-class carriers. The company utilizes its pioneering, next-generation cloud-based technology platform to provide insurance agents with real-time health insurance solutions, allowing them to tailor plans to fit consumers’ budgets and needs.

Additional information about HII can be found at www.hiiquote.com. The reference to our website is not intended to incorporate our website into this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, we may encounter difficulties related to the integration of businesses acquisitions, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, the ability to maintain and enhance our name recognition and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in HII’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by HII from time to time with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on the statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONTACT: Health Insurance Innovations, Inc.:

Michael Hershberger
Chief Financial Officer
(877) 376 5831 ext.313
mhershberger@hiiquote.com

Investor Contact:

Susan Noonan
S.A. Noonan Communications, LLC
(212) 966 3650
susan@sanoonan.com

Media Contact:

Andreas Marathovouniotis
Russo Partners, LLC
(212) 845-4235
andreas.marathis@russopartnersllc.com